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                                                                    EXHIBIT 10.3


                                      LEASE


This lease, dated the 20th day of December 1999, is between sureBET Casinos, Inc., as Lessee, and Black Hawk Hotel Corporation, as Lessor.

THE LESSEE AND LESSOR, IN CONSIDERATION OF THIS LEASING AGREE AS FOLLOWS:

1. THE LEASED PREMISES. In consideration of the payment of the rent and the performance of the covenants and the agreements by the Lessee set forth herein, the Lessor does hereby lease to the Lessee the Colvin Tract, Lots 1 - 6 and the West 25 ft of Lot 7 and Lots 9, 10, 11, 12, 13 and part of Lot 14, all in Block 26, City of Black Hawk, County of Gilpin, State of Colorado along with all personal property located in or on the premises and more particularly described in Exhibit A attached hereto and the exclusive license to the name "Lilly Belle's Casino, all of which are referred to as "The Premises."

2.       TERMS AND RENT.

         2.1 The premises, with all appurtenances are leased to the Lessee for a period of five years commencing on the first day of the month following the issuance of a temporary or permanent Colorado gaming license, but not later than October 1, 2000.

         2.2 The monthly rental payment for the first year, beginning with the granting of a temporary or permanent Colorado Gaming License to Lessee, but not to be later than October 1, 2000, shall be the greater of $45,000.00 monthly base rent or 4.9% of the Adjusted Gross Proceeds (AGP as defined by the State of Colorado), less Colorado gaming taxes and Black Hawk device fees. If after the best efforts of Lessee in the most timely means, a permanent or temporary gaming license to operate Lilly Belle's Casino is not approved from the state by October 1, 2000, then Lessee may at Lessee's option, pay $10,000.00 per month plus all triple net lease expenses until the license is issued or until March 31, 2001, whichever is earlier. If the Colorado gaming license is not issued by March 31, 2001, then this lease shall be null and void and all monies and security deposit forfeited to Lessor. All monies paid including security deposit and any improvements made by Lessee to the property will be forfeited to Lessor under any conditions Lessee does not fulfill this lease including, but not limited to, the non-issuance of a Colorado gaming license to Lessee.

         2.3 For the period January 1, 2001 through December 31, 2001, the monthly payment shall be the greater of $50,000.00 base rent or 4.9% (four point nine percent) of AGP, less Colorado gaming taxes and Black Hawk device fees

         2.4 For the period January 1, 2002 through December 31, 2002, the monthly payment shall be $55,000.00 base rent or 4.9% of AGP, less gaming taxes and device fees, as described above.

         2.5 For the period January 1, 2003 through December 31, 2003, the monthly payment shall be $60,000.00 base rent or 4.9% of AGP, less gaming taxes and device fees, as described above.

         2.6 Commencing January 1, 2004, the base rent shall increase 7% compounded for each year.

         2.7 The base rent shall be due, without notice, in advance, on the first day of each month. The percentage rent, if any, shall be paid in arrears on the fifteenth of the following month for the previous month. Lessee shall furnish Lessor or Lessors agent, monthly, with complete copies of all accounting records for income and expenses, including but not limited to, copy of signed Colorado gaming return, taxes, fees, insurance, food, liquor, trash, services, maintenance and all other income and expenses. Lessor shall have the right to audit and examine the complete books and records of Lessee, upon reasonable notice. If any additional expense is caused to Lessee as a result of this examination of the books, then this additional reasonable expense shall be at Lessor's expense. Lessee shall furnish to Lessor or Lessor's agent by the end of the month following year end, at Lessee's expense, an audited year end P&L statement on the entire casino and any associated


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                  operations. The Lessee shall pay the rent for the premises above-described and all payments, documentation, etc. described above shall be made directly to Black Hawk Hotel Corporation, Lessor, or at Lessor's option, to agent for Lessor.

3. MAINTENANCE OF PREMISES. The Lessee shall, at the expiration of this lease, barring improvements and changes, surrender the premises in as good a condition as when the Lessee entered the premises, ordinary wear and tear excepted. The Lessee shall keep all sidewalks on and around the premises free and clear of ice and snow, keep the entire exterior premises free from all litter, dirt, debris and obstructions, and keep the premises in a clean and sanitary condition as required by the ordinances of the state, city and county in which the property is situated. The Lessee agrees to keep all the improvements upon the property, including, but not limited to, inventory, fixtures, mechanical systems, security systems and all related security equipment, exterior buildings with first class paint and maintenance, sewer connection, plumbing, wiring, rock walls, parking lots, glass, and any and all other components etc., in good maintenance and repair at Lessee's expense. This lease shall be considered a triple net lease with any and all expenses pertaining to the property, buildings, taxes, operation, insurance, maintenance, and any other related expenses, etc., whatsoever, paid by Lessee. The Lessor shall be responsible for the basic components of the building, including exterior walls, foundation and roof. Lessee may, at its expense, install an elevator.

4. IMPROVEMENTS TO PREMISES. Any improvements by Lessee over $10,000.00 must be approved in advance by Lessor in writing.

5. ASSIGNMENT AND SUBLEASE. The Lessee shall not sublet any part of the premises, nor assign this lease, or any interest therein, without the written consent of the Lessor. Lessee shall have the right to assign its interest to a subsidiary corporation or affiliate without requiring prior written consent of Lessor. Lessee intends to assign this agreement to an operating entity to be formed under Colorado law in conformity with the rules and requirements of the Colorado Gaming Commission.

6. USE. The Lessee shall use the premises only as gaming property as allowed by law, which shall include, but not be limited to, off track betting, bars, restaurants, parking, lodging and any reasonable uses associated with a casino in Black Hawk, and shall not use the premises for any purposes prohibited by the laws of the United States, or the State of Colorado, or of the ordinances of the City of Black Hawk, or the County of Gilpin, and shall neither permit nor suffer any disorderly conduct. No noxious, offensive or illegal activity shall be carried on upon the premises nor shall anything be done or kept on the premises which may become a public or private nuisance or which may cause embarrassment, disturbance, to others on adjacent or nearby property.

7. DAMAGE TO PREMISES. The Lessee shall neither hold, nor attempt to hold, the Lessor, its agents, contractors and employees, liable for any injury, damage, claims or loss to person or property occasioned by any accident, condition or casualty to, upon, or about the premises including, but not limited to, defective wiring, the breaking or stopping of the plumbing or sewage upon the premises, unless such accident, condition or casualty is directly caused by intentional or reckless acts or omission of the Lessor. Notwithstanding any duty the Lessor may have hereunder to repair or maintain the premises, in the event that the improvements upon the premises are damaged by the negligent, reckless or intentional act or omission of the Lessee or any employees, agents, invites, licensees or contractors, the Lessee shall bear the full cost of such repair or replacement and monthly rent shall be due and payable according to the lease. The Lessee shall hold Lessor, Lessor's agents and their respective successors and assigns, harmless and indemnified from all injury, loss, claims or damage to any person or property while on the demised premises or any other part of Lessor's property, or arising in any way out of Lessee's business, which is occasioned by an act or omission of Lessee, its employees, agents, invites, licensees or contractors. The Lessor is not responsible for any damage or destruction to the Lessee's personal property. The Lessee shall neither permit nor suffer said premises to be endangered by overloading, nor said property to be used for any purpose which would render the insurance thereon void, or the insurance risk more hazardous, nor make any alterations 'in, or changes in, upon, or about said premises, without first obtaining the written consent of the Lessor.

8. DESTRUCTION OF PREMISES. If the property or the premises shall be destroyed in whole, or in part by fire, the elements, or other casualty and if, in the sole opinion of the Lessor, they cannot be repaired within one


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         hundred and twenty (120) days from said injury and the Lessor informs the Lessee it does not desire to repair same and desires to terminate this lease, then this lease shall terminate on the date of such injury. In the event of such termination, the Lessee shall immediately surrender the possession of the premises and all rights therein to the Lessor, Lessee shall be granted a license to enter the premises at reasonable times to remove the Lessee's property, and shall not be liable for rent accruing subsequent to said event. The Lessor shall have the right to immediately enter and take possession of the premises and shall not be liable for any loss, damage or injury to the property or person of the Lessee or occupancy of, in or upon the premises.

         If the Lessor repairs the premises within one hundred and twenty (120) days, this lease shall continue in full force and effect and the Lessee shall not be required to pay rent for any portion of said one hundred and twenty (120) days during which the premises are wholly unfit for occupancy.

9. INSURANCE. Lessee shall obtain and keep in full force, at Lessee's expense, a complete insurance policy commencing at the time Lessor closes on the purchase of the Talcott property. Lessor and Esther Talcott shall be named as a named insured, and policy must be a full replacement policy for any damage or misplacement, including structure and contents as applicable. During the entire time of the lease, Lessee shall provide liability insurance in the amount of $2,500,000 and name Lessor as an additional insured. All insurance to cover all property including all parking areas included in this lease. During this lease and renewal period(s), Lessor may request these limits be raised within reasonable limits and Lessee shall cooperate at Lessee's expense with these reasonable requests. Lessee shall provide copies of insurance policies to Lessor.

10. REMARKETING OF PROPERTY. The Lessee shall permit the Lessor to market for sale or lease, leased premises, at any time, 120 days prior to the end of this lease.

11. LESSOR'S INSPECTION . The Lessee shall allow the Lessor and Lessor's agent to enter upon the property during normal business hours. Lessor or its agents shall not take any action that will interfere with Lessee's business or disturb Lessee's employees or customers.

12. TAXES. Commencing at the time that Lease payments begin, the Lessee shall be responsible for paying all taxes connected with all leased properties including, but not limited to real estate taxes, parking impact fees, city, county, state and federal taxes, special improvements district taxes and fees, assessments, personal property taxes and all gaming related taxes including, but not limited to, gaming equipment and any other entities used in business. Lessee shall furnish to Lessor, or Lessor's agent, monthly real estate taxes based upon the most recent mill levy and tax bill. These tax payments are to be kept in a joint savings account by Lessor and Lessee for the purpose of paying the taxes when due. Any interest shall belong to Lessee. Lessor shall inform Lessee of all real estate tax increases imposed by County, City, State or Federal agencies.

13. UTILITIES. The Lessee shall be responsible for paying, including, but not limited to, electric, gas, water, sewer, special improvement assessments, phone, refuse disposal, janitorial services and all other required maintenance services.

14. NO WAIVER OF BREACH . No assent, expressed or implied, to any breach or default of any one or more of the agreements hereof shall be deemed or taken to be a waiver of any succeeding or other breach or default.

15. HOLDOVER. If, after the expiration of this lease, the Lessee shall remain in possession of the premises and continue to pay rent without a written agreement as to such possession, then such tenancy shall be regarded as a month-to-month tenancy, at a monthly rental, payable in advance, equivalent to the last month's rent paid under this lease, and subject to all the terms, escalations, etc. and conditions of this lease.

16. DEPOSIT. At the execution of the lease, Lessee will deposit 200,000 shares of common stock of sureBET Casinos, Inc. (OTCBB: DICE) in the name of Lessor, with Lessor's attorney as a deposit. The Lessor may apply the deposit to cure any default under the terms of this lease and shall account to the Lessee for the balance. The Lessee may not apply the deposit hereunder to the payment of the rent reserved hereunder or the performance of other obligations. At the termination of this lease, and there being no default, 200,000 shares of common stock of sureBET Casinos, Inc. shall be returned to Lessee.


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17.      PARKING LOT. All structures are to be removed and the addresses of 305,
         311 and 321 Gregory St., are to be converted to a paved parking lot next to Lilly Belle's at Lessee's expense and responsibility, contingent upon approval by all applicable government agencies. Should final approval be unobtainable after Lessee's best efforts, Lessee shall not be obligated to do same, but shall keep these structures in first class condition; a shelter shall be constructed around the water sources located at 305 Gregory St. to prevent damage from water freezing, or Lessee may place utilities underground, at Lessee's expense.

18. LESSOR'S REMEDIES FOR BREACH . If the Lessee shall be in arrears in payment of any installment of rent, or any portion thereof, or in default of any other covenants or agreements set forth in this lease, and the default remains uncorrected for a period of ten (10) days after the Lessor has given written notice thereof pursuant to applicable law, then the Lessor may, at the Lessor's option, undertake any of the following remedies without limitation: (a) declare the term of the lease ended; (b) terminate the Lessee's right to possession of the premises and reenter and repossess the premises pursuant to applicable provisions of the Colorado Forcible Entry and Detainer Statute; (c) recover all present and future damages, costs and other relief to which the Lessor is entitled; (d) pursue breach of contract remedies; and/or
         (e) pursue an and all available remedies in law or equity. In the event possession is terminated by a reason of default prior to expiration of the term, the Lessee shall be responsible for the rent occurring for the remainder of the term, subject to the Lessor's duty to mitigate such damages. Pursuant to applicable law [1340-104(d.5), (e.5) and 13-40-107.5, C.R.S.] which is incorporated by this reference, in the event repeated or substantial default(s) under the lease occur, the Lessor may terminate the Lessee's possession upon a written Notice to Quit, without a right to cure. Upon such termination, the Lessor shall have available any and all of the above-listed remedies.

19. ATTORNEY FEES. In the event any dispute arises concerning the terms of this lease or the non-payment of any sums under this lease, and the matter is turned over to an attorney, the party prevailing in such dispute shall be entitled, in addition to other damages and costs, to receive reasonable attorneys' fees from the other party.

20. LATE CHARGES. In the event any payment required hereunder is not made within ten (10) days after the payment is due, a late charge in the amount of 10% of the payment will be paid by the Lessee.

21. CONDEMNATION. In the event of a condemnation or other taking by a governmental agency, all proceeds for the premises of Lessor shall be paid to the Lessor hereunder, the Lessee waiving all right to any such payments. However all proceeds for business interruption or loss of business shall be paid to lessee.

22. INSOLVENCY OF LESSEE. This lease is made with the express understanding and agreement that 'in the event the Lessee becomes insolvent, the Lessor may declare this lease ended, and all rights of the Lessee hereunder shall terminate and cease.

23. REMOVAL OF PROPERTY AT TERMINATION . At the termination of this lease, Lessor shall retain possession of all items included in lease and all replacements thereto. Lessee may remove all of its personal property, whether or not attached to the leased premises, so long as it does not cause damage to the premises, and Lessee repairs any damage caused by such removal, at Lessee's expense.

24. LICENSING. Lessee and all applicable parties shall immediately apply for all necessary licenses upon signing of this lease, including, but not limited to, gaming, liquor, building, etc., at Lessee's expense, and furnish to Lessor copies of gaming license application(s).

25. NO LIENS. Lessee shall not cause any lien to be placed on, including, but not limited to, properties, or any of its equipment owned by Lessor. A lien waiver must be signed for all construction and or work on any property or items owned by Lessor and a lien waiver notice shall be posted in a conspicuous location on building or property.


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26.      OPTION TO PURCHASE. Lessee shall have the option to purchase the premises for the sum of $5,800,000 between June 1, 2003 and May 30, 2005. In the event Lessee exercises its option to extend this Lease then in that event, the purchase price shall be increased by 7% compounded per year, for each year, or apportioned part of each year, from the base price of $5,800,000. To exercise this option, Lessee shall submit its notice of intent to exercise option through Lessor or Lessor's agent. Purchase shall include all inventory, the trade name Lilly Belle's, Real Estate, rights, equipment, improvements and any other items included in this lease.

27. CONFIDENTIALLY. All terms and conditions of this lease shall remain fully confidential and non-disclosure by all parties and by all third parties with the exception that Lessee, Lessor or their agents may supply material to banks, lenders or financial groups for the purpose of loans and financial decisions. A copy of this lease will be supplied to the Colorado Gaming Commission.

28. OPTION TO RENEW. Lessee shall have, at its option, the right to renew this lease for three (3) additional terms of five (5) years each.

29. TERMS OF LESSORS MORTGAGE. Any mortgage(s) or security interest(s) by Lessor encumbering the premises shall provide for the right of prepayment and release of the leased premises for an amount that does not exceed the applicable exercise price of Lessee's option to purchase.

         Any mortgage or lien securing the property shall contain the following language: "Mortgagee hereby consents to the lease of the property and equipment by Lessor to Lessee pursuant to the terms of this lease. Mortgagee agrees that the rights of Lessee under the lease shall remain in full force and effect and Lessee's possession of the leased premises and the equipment thereon under the lease will remain undisturbed by mortgagee during the term of the lease so long as Lessee satisfies all of its obligations under the lease. This lease shall survive and will be honored by Mortgagee and any subsequent purchaser in the event of default by Lessor and foreclosure of the leased property.

30. CONTINGENT LEASE. This lease is entirely contingent on Black Hawk Hotel Corporation closing on its option to purchase from Esther Talcott, by January 31, 2000, 301 Gregory St., Black Hawk, Colorado.

31. LEASING OF PARKING. Lessor may continue to lease out current parking spaces and collect rents from those until Lessee opens for operation.

32. REAL ESTATE COMMISSIONS. Lessee shall not be obligated for any real estate commission or fees payable to Lessor's agent(s) in connection with this transaction and lessor shall indemnify Lessee against any claim to commissions or fees and all cost associated therewith including, reasonable attorney's fees.

33. PROTECTION OF PROPERTY. Lessee covenants and agrees that nothing shall be done or kept on the premises which might impair the value of the premises or which would constitute waste.

34. NEW STREETSCAPE. It is understood that the City of Black Hawk or another Government Agency may purchase, condemn or otherwise make use of some property in front of, or behind, all the properties on Gregory Street for a new streetscape plan or wall rebuilding or other uses, and if any property is thus used, it shall not change any of the terms of this lease or Lessee's purchase options.

35. NO RELIANCE . Lessee has not relied upon any projections, figures, estimates, etc., oral or written and shall hold Lessor and his agent harmless of such supplied by Lessor or his agent. Lessee acknowledges to making an informed decision based upon its own due diligence and legal advice from attorneys, professionals, accountants, etc. and tenant is well experienced in gaming matters, leases, Real Estate and takes full responsibility for all decisions in these matters.


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36.      NOTICES . All notices shall be in writing and be personally delivered, faxed or sent by first class mail, unless otherwise provided by law, to the respective parties.

37. PARTIAL INVALIDITY. If any term or provision of this lease shall be invalid or unenforceable, the remainder of this lease shall not be affected thereby and shall be valid and enforceable to the full extent permitted by law.

38. BINDING EFFECT. This lease shall be binding on the parties, their personal representatives, successors and assigns. If there is more than one entity or persons which are the Lessees under this lease, all covenants and agreements herein to be performed by the Lessees shall be joint and several.

39. PURCHASE OF sureBET SHARES. Lessor shall purchase 250,000 shares of Class A common stock in sureBET Casinos, Inc. for the sum of $250,000 cash to be paid to Lessee on or before March 1, 2000. The shares shall bear a restrictive legend and not be fully transferable for a period of twelve (12) months from issuance. Lessor shall also be granted an option to purchase an additional 265,000 shares of sureBET Class A common stock at $2.25 per share for a period of five years. In the event that Lessor does not complete the purchase of the initial 250,000 shares, then in that event, this agreement and the underlying Lease shall be null and void and all consideration paid by Lessee, in cash or stock, shall be returned to Lessee.

40. EXECUTION BY FACSIMILE . Facsimile copies of this lease will be accepted as binding, to be followed up with original signed and notarized copies to each party.



LESSOR                                    LESSEE

Black Hawk Hotel Corporation              sureBET Casinos, Inc.


By:   /s/ Edwin H. Betts, Jr.             By:   /s/ Charles S. Liberis
    ----------------------------------         --------------------------------
         Edwin H. Betts, Jr.                       Charles S. Liberis
         President and Secretary                   President
         5501 South University Blvd.               1610 Barrancas Avenue
         Littleton CO 80121                        Pensacola FL 32501

         Date: 12/24/99                   Date: 12/20/99
              ----------                       ---------



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




STATE OF COLORADO                           STATE OF FLORIDA
County of Arapahoe                          County of Escambia

                                            The foregoing instrument was
The foregoing instrument was                acknowledged before me this 20th
acknowledged before me this 24th            day of Dec, 1999, by Charles S.
day of Dec, 1999, by Edwin H.               Liberis who is personally known to
Betts, Jr., who is personally known         me or produced identification in
to me or produced identification in         the form of _____________________
the form of Colorado Drivers                _________________ and acknowledged
License and acknowledged that               that he executed the same for the
he/she executed the same for the            uses and purposes therein
uses and purposes therein                   expressed.
expressed.

                                            /s/ Deborah M Scullin
/s/ Sally M. Dolan                          NOTARY PUBLIC
NOTARY PUBLIC
                                            My commission CC622168
My commission expires 1/21/2001             Expires March 15, 2001
2323 E Arapahoe Road
Littleton CO 80122


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